UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 1, 2024

PIONEER NATURAL RESOURCES COMPANY

(Exact name of registrant as specified in its charter)

Delaware	1-13245	75-2702753
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

777 Hidden Ridge

Irving, Texas 75038

(Address of principal executive offices and zip code)

(972) 444-9001

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $.01 per share	PXD	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Introduction

As previously disclosed, on October 10, 2023, Pioneer Natural Resources Company, a Delaware corporation (the “Company” or “Pioneer”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Exxon Mobil Corporation, a New Jersey corporation (“ExxonMobil”), and SPQR, LLC, a Delaware limited liability company and a wholly-owned subsidiary of ExxonMobil (“Merger Sub”). On May 3, 2024, Merger Sub merged with and into Pioneer (the “Merger”), with Pioneer surviving the Merger as a wholly-owned subsidiary of ExxonMobil.

The foregoing description of the Merger and the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, which was included as Exhibit 2.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) by Pioneer on October 11, 2023 (Accession No. 0001193125-23-253935) and is incorporated herein by reference.

Item 1.01	Entry into a Material Definitive Agreement

In connection with the consummation of the Merger, on May 3, 2024, Pioneer, ExxonMobil and Computershare Trust Company, N.A. (successor to Wells Fargo Bank, National Association), as trustee, entered into the First Supplemental Indenture to that certain Indenture (the “Indenture”), dated as of May 14, 2020, pursuant to which Pioneer issued its 0.250% Convertible Senior Notes due 2025 (the “Notes”). The First Supplemental Indenture provides that, as of the effective time of the Merger (the “Effective Time”), the right to convert each $1,000 principal amount of Notes into shares of common stock, par value $0.01 per share, of Pioneer (“Pioneer Common Stock”) was changed into a right to convert such principal amount of Notes into the number of shares of common stock, without par value, of ExxonMobil (“ExxonMobil Common Stock”) that a holder of a number of shares of Pioneer Common Stock equal to the Conversion Rate (as defined in the Indenture) immediately prior to the Effective Time would have been entitled to receive upon the consummation of the Merger; provided that, at and after the Effective Time (a) Pioneer will continue to have the right to determine the form of consideration to be paid or delivered, as the case may be, upon conversion of the Notes in accordance with the terms of the Indenture and (b) any amount payable in cash upon conversion of the Notes in accordance the terms of the Indenture will continue to be payable in cash. As described below, upon the consummation of the Merger, each then-outstanding share of Pioneer Common Stock was converted into the right to receive 2.3234 shares of ExxonMobil Common Stock (the “Exchange Ratio”), resulting in an adjusted initial Conversion Rate of 25.4503 shares of ExxonMobil Common Stock per $1,000 principal amount of Notes. As of the date hereof, approximately $450 million aggregate principal amount of Notes remains outstanding.

The foregoing description of the First Supplemental Indenture does not purport to be complete and is qualified in its entirety by reference to the First Supplemental Indenture, which is filed as Exhibit 4.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 1.02	Termination of a Material Definitive Agreement.

In connection with the consummation of the Merger, on May 3, 2024, Pioneer terminated all outstanding lender commitments, including commitments of the lenders to issue letters of credit, under that certain Credit Agreement, dated as of October 24, 2018, by and among Pioneer, as borrower, Wells Fargo Bank, N.A., as administrative agent, and the other agents and lenders party thereto from time to time, as amended, supplemented, or otherwise modified from time to time (the “Credit Agreement”). In connection with the termination of the Credit Agreement, on May 3, 2024, all outstanding obligations for principal, interest and fees under the Credit Agreement were paid off in full and any letter of credit or other obligations under the Credit Agreement were released or cash collateralized.

Item 2.01	Completion of Acquisition or Disposition of Assets.

The information set forth in the Introduction of this Current Report on Form 8-K is incorporated by reference into this Item 2.01. At the Effective Time, each share of Pioneer Common Stock outstanding immediately prior to the Effective Time, other than certain excluded shares held by Pioneer as treasury stock or owned by ExxonMobil or Merger Sub, was converted into the right to receive 2.3234 shares of ExxonMobil Common Stock (together with cash proceeds from the sale of fractional shares, the “Merger Consideration”).

Additionally, each Pioneer restricted stock unit (each, a “Pioneer RSU”) granted prior to October 10, 2023 (whether vested or unvested), each Pioneer restricted stock unit issued by Pioneer to a non-employee member of the board of directors of Pioneer (each, a “Pioneer DSU”) (whether vested or unvested) and each Pioneer performance stock unit (each, a “Pioneer Performance Unit”) (whether vested or unvested) outstanding and unsettled as of immediately prior to the Effective Time was canceled and converted into the right to receive the Merger Consideration in respect of the total number of shares of Pioneer Common Stock subject to each respective Pioneer RSU, Pioneer DSU and Pioneer Performance Unit (with the number of shares of Pioneer Common Stock subject to each Pioneer Performance Unit determined based on the maximum level of performance), subject to applicable tax withholding. Additionally, each share of restricted Pioneer Common Stock outstanding as of immediately prior to the Effective Time became fully vested, with Pioneer withholding a number of such shares necessary to satisfy any tax withholding, and the remainder of such shares were converted into the right to receive the Merger Consideration. Each Pioneer RSU granted on or after October 10, 2023 that was outstanding and unvested as of immediately prior to the Effective Time was converted into a number of ExxonMobil restricted stock units equal to the Exchange Ratio multiplied by the total number of shares of Pioneer Common Stock subject to such Pioneer RSU.

The issuance of shares of ExxonMobil Common Stock pursuant to the terms of the Merger Agreement was registered under the Securities Act of 1933, as amended, pursuant to ExxonMobil’s registration statement on Form S-4, as amended (File No. 333-275695), which was declared effective by the SEC on January 5, 2024.

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

The information set forth in the Introduction of this Current Report on Form 8-K is incorporated by reference into this Item 3.01.

Prior to the consummation of the Merger, shares of Pioneer Common Stock were listed and traded on the New York Stock Exchange (the “NYSE”) under the trading symbol “PXD.” In connection with the consummation of the Merger, Pioneer notified the NYSE that the Merger had been completed and requested that the NYSE delist the shares of Pioneer Common Stock prior to the opening of the market on May 3, 2024. Upon Pioneer’s request, the NYSE filed a notification of removal from listing on Form 25 with the SEC with respect to the delisting and the deregistration of shares of Pioneer Common Stock under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

In addition, Pioneer intends to file with the SEC a Form 15 requesting that the reporting obligations of Pioneer under Sections 13 and 15(d) of the Exchange Act be suspended and that the registration of shares of Pioneer Common Stock under Section 12(g) of the Exchange Act be terminated.

Item 3.03	Material Modification to Rights of Security Holders.

The information set forth in the Introduction, Item 2.01, Item 3.01, Item 5.01, Item 5.02 and Item 5.03 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03.

At the Effective Time, each holder of shares of Pioneer Common Stock immediately prior to the Effective Time ceased to have any rights as a shareholder of Pioneer other than the right to receive the Merger Consideration pursuant to the Merger Agreement.

Item 5.01	Changes in Control of Registrant.

The information set forth in the Introduction, Item 2.01, Item 3.01, Item 3.03, Item 5.02 and Item 5.03 of this Current Report on Form 8-K is incorporated by reference into this Item 5.01.

As a result of the consummation of the Merger, at the Effective Time, Pioneer became a wholly owned subsidiary of ExxonMobil.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Pursuant to the Merger Agreement, at the Effective Time, each of the members of the board of directors of Pioneer as of immediately prior to the Effective Time ceased his or her respective service as a director of Pioneer and all of the officers of Pioneer as of immediately prior to the Effective Time ceased to serve in their capacities as officers of Pioneer. Such departures were not related to any disagreement with Pioneer on any matter related to Pioneer’s operations, policies or practices.

Pursuant to the Merger Agreement, at the Effective Time, the directors and officers of Merger Sub became the directors and officers of Pioneer.

Item 5.03	Amendments to Certificate of Incorporation or Bylaws; Change in Fiscal Year.

In connection with the consummation of the Merger, the certificate of incorporation of Pioneer was amended and restated as set forth in Exhibit 3.1 to this Current Report on Form 8-K. Additionally, the bylaws of Pioneer were amended and restated as set forth in Exhibit 3.2 to this Current Report on Form 8-K.

Item 5.04.	Temporary Suspension of Trading Under Registrant’s Employee Benefit Plans

On May 1 2024, the administrator of the Pioneer Natural Resources USA, Inc. 401(k) and Matching Plan (the “Plan”) issued a notice to Plan participants whose accounts were invested in the Pioneer Natural Resources Company Stock Fund (the “Pioneer Stock Fund”) advising participants of a blackout period during which transactions involving the Pioneer Stock Fund (i.e., loans, withdrawals or distributions) would be temporarily suspended pending the exchange of shares held in the Pioneer Stock Fund for shares held in the ExxonMobil Stock Fund (“Share Transfer”) in connection with the closing of the Merger.

The notice advised affected Plan participants that no transactions involving the Pioneer Stock Fund would be permitted during the blackout period, which began after the close of the New York Stock Exchange (4 p.m. EST) on May 1, 2024 and is expected to end the week of May 12, 2024. Federal law generally requires that affected Plan participants be furnished notice of a blackout period at least 30 days in advance of the last date on which such participants could exercise their affected rights immediately before the commencement of any blackout period. However, there is an exception to this 30-day rule where such advance notice is not possible due to events beyond the reasonable control of the Plan administrator. Due to uncertainty regarding the timing of the closing of the Merger, such advance notice was impracticable in this instance.

A copy of the blackout notice to executive officers, which includes the information specified in Rule 104(b) of Regulation BTR, is attached hereto as Exhibit 99.1 and is incorporated herein by reference. During the blackout period and for a period of two years after the ending date of the blackout period, Pioneer security holders or other interested persons may obtain, without charge, information about the actual beginning and ending dates of the blackout period by contacting a Vanguard Participant Services associate at 800-523-1188 Monday through Friday from 8:30 a.m. to 9 p.m., Eastern time or the Company’s HR Help team at HR.Help@pxd.com or 972-969-5732.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits.

Exhibit No.	Description

3.1	Amended and Restated Certificate of Incorporation of Pioneer Natural Resources Company, dated May 3, 2024.

3.2	Amended and Restated Bylaws of Pioneer Natural Resources Company, dated May 3, 2024.

4.1	First Supplemental Indenture, dated May 3, 2024, by and among Pioneer Natural Resources Company, Exxon Mobil Corporation and Computershare Trust Company, N.A.

99.1	Blackout Notice to Executive Officers, dated May 1, 2024.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PIONEER NATURAL RESOURCES COMPANY

By:	/s/ Alex V. Volkov
Alex V. Volkov
Executive Vice President

Date:	May 3, 2024